SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         PRIDE PETROLEUM SERVICES, INC.
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

          PROXY STATEMENT/PROSPECTUS SUPPLEMENT DATED FEBRUARY 3, 1997

     THE INFORMATION BELOW CORRECTS CERTAIN DATA APPEARING AT PAGE 46 OF THE PROXY STATEMENT/PROSPECTUS DATED JANUARY 31, 1997 RELATING TO A SPECIAL MEETING OF SHAREHOLDERS OF PRIDE PETROLEUM SERVICES, INC. TO BE HELD ON FEBRUARY 21, 1997. THE CORRECTED DATA SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS APPEARING AT PAGES 38 THROUGH 45 OF THE PROXY STATEMENT/PROSPECTUS:

                           COMPARATIVE PER SHARE DATA

     The following table sets forth (a) selected comparative per share data for each of Pride and Forasol-Foramer on an historical basis and (b) selected unaudited pro forma comparative per share data assuming the Business Combination had occurred at the beginning of each period presented. The unaudited pro forma data reflects the Business Combination using the purchase method of accounting and the historical financial statements of Pride. Actual adjustments, which may include adjustments to additional assets and liabilities of the Forasol Operating Companies, will be made on the basis of evaluations as of the Closing and, therefore, will differ from those reflected in the unaudited pro forma comparative per share data. The information presented in the table is derived from and should be read in conjunction with the combined unaudited pro forma financial statements and the separate consolidated financial statements of Pride and Forasol-Foramer and the notes thereto appearing elsewhere or incorporated by reference herein.

     Pro forma amounts are not necessarily indicative of results of operations or combined financial position that would have resulted had the Business Combination been consummated at the beginning of each period indicated.

                                                                    UNAUDITED PRO FORMA
                                                                 -------------------------
                                                                                FORASOL-
                                                                                 FORAMER
                                                    FORASOL-                   EQUIVALENT
                                         PRIDE      FORAMER      COMBINED       COMBINED
                                       ---------    --------     ---------     -----------
Book value per common share:
  December 31:
     1993............................  $    4.23     $12.71       $    --         $  --
     1994............................       4.64      12.68            --            --
     1995............................       5.29      12.26            --            --
  September 30, 1996 (unaudited).....       6.76      11.38         10.80          7.13

Earnings (loss) per common share:
  Years ended December 31:
     1993............................  $     .36     $  .31       $    --         $  --
     1994............................        .30        .10            --            --
     1995............................        .60       (.40)          .15           .10
  Nine months ended September 30,
     1996 (unaudited)................        .52       (.25)          .16           .11

     No cash dividends were declared or paid by Pride or Forasol-Foramer for any periods presented.

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